Exhibit 10.4

AMENDMENT NO. 1
TO
SENIOR CONVERTIBLE PROMISSORY NOTE

THIS AMENDMENT (this “Amendment”) is entered into as of April 25, 2023, by and among Sphere 3D Corp., a corporation organized under the laws of the Province of Ontario (“Sphere”) and LDA Capital Limited (“Holder”).
BACKGROUND
WHEREAS, Sphere and Holder are parties to a certain Senior Convertible Promissory Note due April 17, 2025 with a face amount of $1,000,000 (the “Promissory Note”), plus accrued interest thereon, as originally executed by and between the parties on April 17, 2023.
WHEREAS, Sphere and Holder have agreed to amend the Promissory Note and are willing to do so on the terms and conditions hereafter set forth.
NOW, THEREFORE, for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:
1.Amendment to Promissory Note. Section 3.1(b) of the Promissory Note is hereby deleted in its entirety and replaced with the following:
Conversion Price. The “Conversion Price” means, the greater of: (i) US$0.2976 (“Fixed Price”); or (ii) 85% of the average of the VWAPs during the five (5) Trading Days prior to delivery of the applicable Conversion Notice, and shall be subject to adjustment as provided herein. Notwithstanding the foregoing, until the Shareholder Approval shall have been obtained no conversion may be affected under this Note at a price per share less than the Fixed Price.
2.This Amendment constitutes the legal, valid and binding obligation of the parties and is enforceable in accordance with its terms.
3.Upon the effectiveness of this Amendment, each party hereby reaffirms all covenants, representations and warranties made in the Promissory Note to the extent the same are not amended.
4.Except as specifically amended herein, the Promissory Note and all other documents, instruments and agreements executed and/or delivered in connection therewith, shall remain in full force and effect, and are hereby ratified and confirmed.
5.Counterparts; Facsimile. This Amendment may be executed by the parties hereto in one or more counterparts, each of which shall be deemed an original and all of which when taken together shall constitute one and the same agreement. Any signature delivered by a party by pdf or facsimile transmission shall be deemed to be an original signature hereto.
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IN WITNESS WHEREOF, this Amendment has been duly executed as of the day and year first written above.

SPHERE 3D CORP.
By: /s/ Patricia Trompeter Name: Patricia Trompeter Title: Chief Executive Officer
LDA CAPITAL LIMITED
By:/s/ Warren Baker Name: Warren Baker Title: Managing Partner

[Signature Page to Amendment No. 1]